UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ☐)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

ACNB Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ACNB CORPORATION

16 LINCOLN SQUARE

P.O. BOX 3129

GETTYSBURG, PENNSYLVANIA 17325

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of ACNB Corporation (the “Corporation”), dated March 31, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on May 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2020

Dear Shareholders of ACNB Corporation:

Due to the ongoing public health impact of the Coronavirus Disease 2019 (“COVID-19”) pandemic and to support the health and well-being of our shareholders and staff members, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of ACNB Corporation has been changed. The 2020 Annual Meeting of Shareholders will still be held on Tuesday, May 5, 2020, at 1:00 p.m., prevailing time. In light of public health concerns regarding the COVID-19 outbreak, the annual meeting will be held in a virtual meeting format only at www.meetingcenter.io/249265710. You will not be able to attend the annual meeting physically.

As described in the Proxy Statement, as previously provided for the 2020 Annual Meeting of Shareholders, you are entitled to participate in and vote at the annual meeting if you were a shareholder of record as of the close of business on March 16, 2020, the record date, or hold a legal proxy for the annual meeting provided by your bank, broker or nominee. You will be able to attend and participate in the annual meeting online, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/249265710 on May 5, 2020, at 1:00 p.m., prevailing time. The password to access the virtual meeting is ACNB2020. There is no physical location for the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the annual meeting by one of the methods described in the Proxy Statement for the 2020 Annual Meeting of Shareholders. The proxy card included with the Proxy Statement will not be updated to reflect the change of location and may continue to be used to vote your shares in connection with the annual meeting.

By Order of the Board of Directors,

James P. Helt
President & Chief Executive Officer

Gettysburg, Pennsylvania

April 6, 2020